EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries

1.	Standard Pacific of Orange County, Inc., a Nevada corporation
2.	Standard Pacific of Fullerton, Inc., a Nevada corporation
3.	Standard Pacific of Texas, L.P., a Delaware limited partnership
4.	Standard Pacific of Texas GP, Inc., a Delaware corporation
5.	SP Texas Investments, Inc., a Delaware corporation
6.	Standard Pacific of Arizona, Inc., a Delaware corporation
7.	HSP Arizona, Inc. a Delaware corporation
8.	The Writer Corporation, a Delaware corporation
9.	Standard Pacific Active Adult Communities, Inc., a Delaware corporation
10.	Family Lending Services, Inc., a Delaware corporation
11.	SPS Affiliates, Inc., a California corporation
12.	Standard Pacific Financing, Inc., a California corporation
13.	Standard Pacific Financing, L.P., a Delaware limited partnership
14.	StanPac Corp., a Delaware corporation
15.	SPH Title, Inc., a Delaware corporation
16.	Westbrooke Companies, Inc., a Delaware corporation
17.	HWB Construction, Inc., a Delaware corporation
18.	HWB Investments, Inc., a Delaware corporation
19.	Westbrooke Homes, a Florida general partnership
20.	SP Colony Investments, Inc., a Delaware corporation
21.	Colony Communities, Inc., a Delaware corporation
22.	Colony Communities, dba Colony Homes, a Florida general partnership
23.	CH Florida, Inc., a Delaware corporation
24.	Westfield Homes USA, Inc., a Delaware corporation
25.	Westfield Development Corp., a Florida corporation
26.	Westfield Homes of Florida, Inc., a Florida corporation
27.	Westfield Homes of Florida, Inc., a Delaware corporation
28.	Westfield Homes of the Carolinas, LLC, a Delaware limited liability company
29.	Westfield Homes of Southwest Florida, Inc., a Florida corporation
30.	Westfield Homes of Southwest Florida, Inc., a Delaware corporation
31.	Westfield Homes of Florida Partnership, a Florida general partnership
32.	Westfield Homes of Southwest Florida Partnership, a Florida general partnership
33.	SPNS Golden Gate, LLC, a Delaware limited liability company
34.	Pala Village Investments, Inc., a Delaware corporation
35.	Standard Pacific of Walnut Hills, Inc., a Delaware corporation
36.	Walnut Hills Development 268, LLC, a California limited liability company

Neither the subsidiaries nor the partnerships in which the registrant has an interest have done business under names other than their own, with the exception of the following:

1.	Standard Pacific of Orange County, a division of Standard Pacific Corp.
2.	Standard Pacific of San Diego, a division of Standard Pacific Corp.
3.	Standard Pacific of Ventura, a division of Standard Pacific Corp.
4.	Standard Pacific of Inland Empire, a division of Standard Pacific Corp.
5.	Standard Pacific of Northern California, a division of Standard Pacific Corp.
6.	Standard Pacific of Dallas, a division of Standard Pacific of Texas, Inc.
7.	Standard Pacific of Houston, a division of Standard Pacific of Texas, Inc.
8.	Standard Pacific Homes
9.	Standard Pacific
10.	Standard Pacific Gallery Communities
11.	Standard Pacific Design Studio
12.	Westbrooke Communities, Inc.
13.	Westbrooke Homes
14.	Westfield Homes
15.	Colony Homes

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